EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Tripp Sullivan
T 615-760-1104

Jim Fleming
T 404-465-2200

E IR@columbiapropertytrust.com
Columbia Property Trust Reports Fourth Quarter 2015 Results
ATLANTA (February 11, 2016) --Columbia Property Trust, Inc. (NYSE: CXP) reported financial results today for the fourth quarter and year ended December 31, 2015.
Highlights:

•
For the fourth quarter of 2015, Normalized Funds from Operations (NFFO) per diluted share was $0.48, Adjusted Funds from Operations (AFFO) per diluted share was $0.27, and Net Income Attributable to Common Stockholders per diluted share was $0.08.

•
Completed 723,000 square feet of leasing during the fourth quarter, including long-term leases at CH2M in Denver for 370,000 square feet, Key Tower in Cleveland for 125,000 square feet and 315 Park Avenue South in Manhattan for 45,000 square feet

•	Completed the sale of a 49% interest in the Market Square Buildings in Washington, D.C. for a gross value of $292 million

•	Closed on the disposition of 1881 Campus Commons in Reston, Virginia for $65 million

"We have placed Columbia squarely on the path of growth, and this positioning will be a difference maker as we enter 2016 with a strong balance sheet, embedded rent roll-up in the portfolio and substantial momentum on several milestone leasing opportunities," noted Nelson Mills, President and CEO. "The benefits of owning great properties in high-barrier markets and of maintaining low leverage are even more evident during times of market volatility. We are making good progress on major dispositions, have strong leasing prospects for our key near-term expirations and have the team in place to deliver on each of these opportunities."

Disposition Activity:
In October, we completed the sale of a 49% interest in the 687,000-square-foot Market Square property located in Washington, D.C. to Blackstone Property Partners. With a gross asset value of $595.0 million for Market Square, and after deducting the partner’s pro rata share of the $325.0 million indebtedness secured by Market Square, as well as an adjustment of $12.25 million for the partner's pro-rata share of above market debt, we received $120.0 million in net proceeds.
In December, we closed on the disposition of the 244,000-square-foot 1881 Campus Commons building in Reston, Virginia for $65 million, which was acquired earlier in 2015 in a portfolio transaction with the 315 Park Avenue South building. Proceeds from the disposition were used to reduce the outstanding balance on our bridge loan.
The marketing of the 1.3 million-square-foot Key Center Tower and the 400-room Key Center Marriott in Cleveland, the 653,000-square-foot 100 East Pratt in Baltimore and the 961,000-square-foot 80 Park Plaza in Newark is progressing. We anticipate these sales will be completed in early 2016 and generate gross proceeds in the range of $600 million to $700 million.
Portfolio Highlights:

•
During the fourth quarter, we entered into leases for 723,000 square feet of office space with an average lease term of approximately 16.3 years. Our fourth quarter leasing activity included 126,000 square feet of new leases and 597,000 square feet of renewal leases.

•
As of December 31, 2015, our portfolio of 27 office properties was 93.2% leased and 91.6% occupied compared with 93.3% leased and 92.7% occupied as of December 31, 2014, and 93.3% leased and 91.7% occupied as of September 30, 2015.

•
In October, we completed a 370,000-square-foot renewal with CH2M at our 478,000-square-foot campus in suburban Denver that extends this tenant through September 2032. In December, we completed a 125,000-square-foot renewal with Thompson Hine at our Key Tower property in Cleveland, Ohio and a 45,000-square-foot new lease with Equinox at 315 Park Avenue South in Manhattan.

Financial Results:
Net Income was $10.2 million, or $0.08 per diluted share, for the fourth quarter of 2015, compared with $56.2 million, or $0.45 per diluted share, for the fourth quarter of 2014. Net Income was $44.6 million, or $0.36 per diluted share, for 2015, compared with $92.6 million, or $0.74 per diluted share, for 2014.
Normalized FFO was $59.2 million, or $0.48 per diluted share, for the fourth quarter of 2015, compared with $61.4 million, or $0.49 per diluted share, in the prior-year period. Normalized FFO was $248.9 million, or $1.99 per diluted share, for 2015, compared with $255.2 million, or $2.04 per diluted share, in the prior-year.
AFFO was $33.8 million, or $0.27 per diluted share, for the fourth quarter of 2015, compared with $35.1 million, or $0.28 per diluted share, in the prior-year period. AFFO was $169.5 million, or $1.36 per diluted share, for 2015, compared with $181.8 million, or $1.46 per diluted share, in the prior-year.
NOI for the fourth quarter of 2015 decreased 0.9% on a GAAP basis and decreased 3.6% on a cash basis compared with the prior-year period, primarily due to the sale of 11 properties completed on July 1, 2015.
Distributions:
For the fourth quarter of 2015, we paid a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on January 6, 2016, to stockholders of record as of December 1, 2015.

Share Repurchases:
In September 2015, the Board of Directors authorized a share repurchase program to buy up to $200 million of our common stock during the two-year period ending September 4, 2017. During the third and fourth quarters of 2015, we purchased approximately 721,000 shares for a total expenditure of $16.3 million, or a weighted-average price of $22.62 per share. To date in the first quarter of 2016, the Company has purchased an additional 1,105,000 shares for a total expenditure of $25.0 million, or a weighted-average price of $22.60 per share.

Guidance for 2016:
For the year ending December 31, 2016, the Company expects to report Normalized FFO in a range of $1.50 to $1.60 per diluted share, and Net Income in the range of $0.23 to $0.33 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to projected FFO and Normalized FFO per diluted share is provided as follows:

	Full Year
	2016 Range
	Low	High
Net income	$0.23	$0.33
Add: Real estate depreciation & amortization	1.27	1.27
FFO	1.50	1.60
Adjustments	—	—
Normalized FFO	$1.50	$1.60
Our guidance for 2016 is based on the following assumptions for our portfolio:

•	Leased percentage at year end 2016 of 90% to 92%

•	GAAP straight-line rental income of $16 million to $24 million

•	G&A of $32 million to $34 million

•	Dispositions of $700 million to $800 million

•	Acquisitions of $200 million to $400 million

•	Weighted average diluted share count of 123.5 million (excludes impact of share repurchases after February 11, 2016)
Jim Fleming, Executive Vice President and Chief Financial Officer, added, "Our FFO guidance range is consistent with the level we outlined with our third quarter results.  The exact amount will be affected by the timing of acquisitions and dispositions, but reflects the significant value add investments we have made recently. This portfolio strategy has put us in a good position, and we believe leasing activity in 2015 and 2016 will cause our FFO to increase substantially over the next several years.  We also believe in the value of a strong balance sheet, and we will continue to use disposition proceeds to pay down short-term debt.  As a result, we expect to be well positioned in 2016 to advance our strategy with possible acquisitions in our key markets and opportunistic share repurchases."

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued enhancement of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of acquisitions and dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release.

Investor Conference Call and Webcast:
We will host a conference call and live audio webcast, both open for the general public to hear, on Friday, February 12, 2016, at 10:00 a.m. ET to discuss quarterly financial results, business highlights, and 2016 guidance. The number to call for this interactive teleconference is (412) 542-4180. A replay of the conference call will be available through February 20, 2016, by dialing (877) 344-7529 and entering the confirmation number, 10078005.
The live audio webcast of the Company's quarterly conference call will be available online in the Investor Relations section of the Company's website at ColumbiaPropertyTrust.com. The online replay will be available in the Investor Relations section of the Company's website shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings in competitive, primarily CBD locations, and over half our investments are in high-barrier-to-entry, primary markets. Our $5+ billion portfolio includes 27 office properties containing 13.7 million square feet and one hotel, concentrated in San Francisco, New York, and Washington, D.C. For more information about Columbia, which carries an investment-grade rating from both Moody’s and Standard & Poor’s, please visit www.ColumbiaPropertyTrust.com.

Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2014 and subsequently filed periodic reports for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
Management's Quotes:
Quotes attributed to management within this document reflect management's beliefs at the time of release.

Non-GAAP Supplemental Financial Measure Definitions:
Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains (losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.
Normalized FFO - We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items, including: (i) real estate acquisition-related costs, (ii) listing costs, (iii) loss on interest rate swaps and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Normalized FFO to exclude (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) gain (loss) on interest rate swaps, (iv) recurring capital expenditures, and adding back (v) stock based compensation expense and (vi) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Cash Net Operating Income (Cash NOI) - Cash NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, (v) non-cash property operations, (vi) straight-line rental income, (vii) net effect of above/(below) market amortization, and (viii) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Cash NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
GAAP Net Operating Income (GAAP NOI) - GAAP NOI is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) GAAP lease termination income, and (v) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. GAAP NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	December 31,
	2015	2014
Assets:
Real estate assets, at cost:
Land	$896,467	$785,101
Buildings and improvements, less accumulated depreciation of $613,639 and $660,098, as of December 31, 2015 and 2014, respectively	2,897,431	3,026,431
Intangible lease assets, less accumulated amortization of $250,085 and $313,822, as of December 31, 2015 and 2014, respectively	259,136	247,068
Construction in progress	31,847	17,962
Total real estate assets	4,084,881	4,076,562
Investment in unconsolidated joint venture	118,695	—
Cash and cash equivalents	32,645	149,790
Tenant receivables, net of allowance for doubtful accounts of $8 and $3, as of December 31, 2015 and 2014, respectively	11,670	6,945
Straight-line rent receivable	109,062	116,489
Prepaid expenses and other assets	35,848	55,931
Intangible lease origination costs, less accumulated amortization of $181,482 and $219,626, as of December 31, 2015 and 2014, respectively	77,190	105,528
Deferred lease costs, less accumulated amortization of $40,817 and $36,589, as of December 31, 2015 and 2014, respectively	88,127	102,995
Investment in development authority bonds	120,000	120,000
Total assets	$4,678,118	$4,734,240
Liabilities:
Line of credit, term loans, and notes payable, net of deferred financing costs of $4,492 and $3,438, as of December 31, 2015 and 2014, respectively	$1,130,571	$1,427,446
Bonds payable, net of discount of $1,020 and $818 and deferred financing costs of $3,721 and $1,200, as of December 31, 2015 and 2014, respectively	595,259	247,982
Accounts payable, accrued expenses, and accrued capital expenditures	98,759	106,276
Dividends payable	37,354	—
Deferred income	24,814	24,753
Intangible lease liabilities, less accumulated amortization of $81,496 and $84,935, as of December 31, 2015 and 2014, respectively	57,167	74,305
Obligations under capital leases	120,000	120,000
Total liabilities	2,063,924	2,000,762
Commitments and Contingencies	—	—
Equity:
Common stock, $0.01 par value, 225,000,000 shares authorized, 124,363,073 and 124,973,304 shares issued and outstanding as of December 31, 2015 and 2014, respectively	1,243	1,249
Additional paid-in capital	4,588,303	4,601,808
Cumulative distributions in excess of earnings	(1,972,916)	(1,867,611)
Accumulated other comprehensive loss	(2,436)	(1,968)
Total equity	2,614,194	2,733,478
Total liabilities and equity	$4,678,118	$4,734,240

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Revenues:
Rental income	$103,312	$105,215	$436,048	$414,541
Tenant reimbursements	22,260	24,847	99,655	95,375
Hotel income	5,411	5,587	24,309	22,885
Other property income	1,696	2,242	6,053	7,996
	132,679	137,891	566,065	540,797
Expenses:
Property operating costs	43,703	44,766	188,078	163,722
Hotel operating costs	4,546	4,923	19,615	18,792
Asset and property management fees	444	612	1,816	2,258
Depreciation	31,229	30,313	131,490	117,766
Amortization	19,895	20,625	87,128	78,843
Impairment loss on real estate assets	—	10,148	—	25,130
General and administrative	7,762	8,081	29,683	31,275
Acquisition expenses	—	44	3,675	14,142
	107,579	119,512	461,485	451,928
Real estate operating income	25,100	18,379	104,580	88,869
Other income (expense):
Interest expense	(19,035)	(19,668)	(85,296)	(75,711)
Interest and other income	1,806	1,860	7,254	7,275
Loss on interest rate swaps	—	(8)	(1,110)	(371)
Loss on the early extinguishment of debt	—	(23)	(3,149)	(23)
	(17,229)	(17,839)	(82,301)	(68,830)
Income before income tax expenses, unconsolidated joint ventures, and gains on sale of real estate	7,871	540	22,279	20,039
Income tax expense	(238)	(246)	(378)	(662)
Loss from unconsolidated joint venture	(1,142)	—	(1,142)	—
Income before gains of sale of real estate assets	6,491	294	20,759	19,377
Gains on sale of real estate assets	3,678	56,668	23,860	75,275
Income from continuing operations	10,169	56,962	44,619	94,652
Discontinued operations:
Operating loss from discontinued operations	—	(87)	—	(390)
Loss on disposition of discontinued operations	—	(649)	—	(1,627)
Loss from discontinued operations	—	(736)	—	(2,017)
Net income	$10,169	$56,226	$44,619	$92,635
Per-share information – basic:
Income from continuing operations	$0.08	$0.46	$0.36	$0.76
Loss from discontinued operations	$0.00	$(0.01)	$0.00	$(0.02)
Net income	$0.08	$0.45	$0.36	$0.74
Weighted-average common shares outstanding – basic	124,343	124,868	124,757	124,860
Per-share information – diluted:
Income from continuing operations	$0.08	$0.46	$0.36	$0.76
Loss from discontinued operations	$0.00	$(0.01)	$0.00	$(0.02)
Net income	$0.08	$0.45	$0.36	$0.74
Weighted-average common shares outstanding – diluted	124,466	124,944	124,847	124,918
Dividends per share	$0.30	$0.30	$1.20	$1.20

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Reconciliation of Net Income to Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations:
Net income	$10,169	$56,226	$44,619	$92,635
Adjustments:
Depreciation of real estate assets	31,229	30,313	131,490	117,766
Amortization of lease-related costs	19,895	20,625	87,128	78,843
Depreciation and amortization included in loss from unconsolidated joint venture	1,606	—	1,606	—
Impairment loss on real estate assets	—	10,148	—	25,130
Gain on sale of real estate assets	(3,678)	(56,668)	(23,860)	(75,275)
Loss on sale of real estate assets - discontinued operations	—	649	—	1,627
FFO	59,221	61,293	240,983	240,726
Real estate acquisition-related costs	—	44	3,675	14,142
Shelf registration costs	—	—	—	269
Settlement of interest rate swap	—	—	1,102	—
Loss on early extinguishment of debt	—	23	3,149	23
Normalized FFO	59,221	61,360	248,909	255,160
Other income (expenses) included in net income, which do not correlate with our operations:
Additional amortization of lease assets (liabilities)(1)	(1,775)	(2,555)	(9,128)	(4,686)
Straight-line rental income(2)	(4,865)	(2,660)	(17,581)	(6,768)
Gain on interest rate swaps	—	(1,322)	(2,634)	(4,946)
Stock-based compensation expense in general and administrative(3)	623	464	3,548	1,975
Non-cash interest expense(4)	1,197	758	4,335	3,055
Other non-cash adjustments included in loss from unconsolidated joint venture	(144)	—	(144)	—
Total other non-cash adjustments	(4,964)	(5,315)	(21,604)	(11,370)
Recurring capital expenditures(5)	(20,505)	(20,937)	(57,797)	(61,975)
Adjusted FFO	$33,752	$35,108	$169,508	$181,815
Per-share information - basic
FFO per share	$0.48	$0.49	$1.93	$1.93
Normalized FFO per share	$0.48	$0.49	$2.00	$2.04
Adjusted FFO per share	$0.27	$0.28	$1.36	$1.46
Weighted-average shares outstanding - basic	124,343	124,868	124,757	124,860
Per-share information - diluted
FFO per share	$0.48	$0.49	$1.93	$1.93
Normalized FFO per share	$0.48	$0.49	$1.99	$2.04
Adjusted FFO per share	$0.27	$0.28	$1.36	$1.46
Weighted-average shares outstanding - diluted	124,466	124,944	124,847	124,918

(1)
GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(2)	Prior to first quarter 2015, adjustments for straight-line rent related to lease terminations were included.

(3)	This item represents the noncash impact of compensation expense related to stock grants under our Long-Term Incentive Plan.

(4)
This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(5)
Recurring Capital Expenditures are defined as capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition. Recurring capital expenditures include building capital, tenant improvements, and leasing commissions. This measure excludes capital for first generation leasing and acquisitions.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - CASH BASIS
(in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Reconciliation of Net Income to Net Operating Income - Cash Basis and Same Store Net Operating Income - Cash Basis:
Net income	$10,169	$56,226	$44,619	$92,635
Net interest expense	20,503	19,638	86,738	75,681
Interest income from development authority bonds	(1,800)	(1,800)	(7,200)	(7,200)
Income tax expense	238	246	378	662
Depreciation	32,364	30,313	132,625	117,766
Amortization	20,366	20,625	87,599	78,843
EBITDA	$81,840	$125,248	$344,759	$358,387
Impairment loss	—	10,148	—	25,130
Real estate acquisition costs	—	44	3,675	14,142
Shelf registration costs	—	—	—	269
Settlement of interest rate swaps	—	—	1,102	—
Loss on early extinguishment of debt	—	23	3,149	23
Gain on sale of real estate assets	(3,678)	(56,668)	(23,860)	(75,275)
Loss on disposition of discontinued operations	—	649	—	1,627
Adjusted EBITDA	$78,162	$79,444	$328,825	$324,303
General and administrative	7,817	8,081	29,738	31,275
Shelf registration costs in general and administrative	—	—	—	(269)
Interest rate swap valuation adjustment	—	(1,322)	(2,634)	(4,946)
Interest expense associated with interest rate swaps	—	1,330	2,642	5,317
Lease termination income (1)	(995)	(1,829)	(4,237)	(5,974)
Straight-line rental income	(5,100)	(2,288)	(17,816)	(8,362)
Net effect of above/(below) market amortization	(1,846)	(2,505)	(9,199)	(4,956)
Non-cash property operations	—	(50)	—	(46)
Operating loss from discontinued operations - cash basis	—	79	—	755
Net operating income - cash basis	$78,038	$80,940	$327,319	$337,097
Less: Net Operating Income from
Acquisitions(2)	(14,251)	(4,009)	(43,568)	(6,759)
Dispositions(3)	(1,320)	(13,355)	(33,169)	(74,398)
Same store NOI - cash basis(4)	$62,467	$63,576	$250,582	$255,940

(1)	Includes adjustments for straight-line rent related to lease terminations.

(2)
Reflects activity for the following properties acquired since January 1, 2014, for all periods presented: 229 West 43rd Street, 315 Park Avenue South, 116 Huntington Avenue, 650 California Street, and 221 Main Street.

(3)
Reflects activity for the following properties sold since January 1, 2014, for all periods presented: 1881 Campus Commons, 49% of the Market Square Buildings, 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, Robbins Road, Lenox Park Buildings, 9 Technology Drive, 7031 Columbia Gateway Drive, 200 South Orange, and 160 Park Avenue.

(4)	Includes 51% of the operations of Market Square for all periods presented.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - GAAP BASIS
(in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Reconciliation of Net Income to Net Operating Income - GAAP Basis and Same Store Net Operating Income - GAAP Basis:
Net income	$10,169	$56,226	$44,619	$92,635
Net interest expense	20,503	19,638	86,738	75,681
Interest income from development authority bonds	(1,800)	(1,800)	(7,200)	(7,200)
Income tax expense	238	246	378	662
Depreciation	32,364	30,313	132,625	117,766
Amortization	20,366	20,625	87,599	78,843
EBITDA	$81,840	$125,248	$344,759	$358,387
Impairment loss	—	10,148	—	25,130
Real estate acquisition costs	—	44	3,675	14,142
Shelf registration costs	—	—	—	269
Settlement of interest rate swaps	—	—	1,102	—
Loss on early extinguishment of debt	—	23	3,149	23
Gain on sale of real estate assets	(3,678)	(56,668)	(23,860)	(75,275)
Loss on disposition of discontinued operations	—	649	—	1,627
Adjusted EBITDA	$78,162	$79,444	$328,825	$324,303
General and administrative	7,817	8,081	29,738	31,275
Shelf registration costs in general and administrative	—	—	—	(269)
Interest rate swap valuation adjustment	—	(1,322)	(2,634)	(4,946)
Interest expense associated with interest rate swaps	—	1,330	2,642	5,317
Lease termination income(1)	(995)	(1,829)	(4,237)	(6,291)
Operating loss from discontinued operations - GAAP basis	—	29	—	1,025
Net Operating Income - GAAP Basis	$84,984	$85,733	$354,334	$350,414
Less: Net Operating Income from
Acquisitions(2)	(20,256)	(7,234)	(62,461)	(12,239)
Dispositions(3)	(1,602)	(13,136)	(33,358)	(74,035)
Same Store NOI - GAAP Basis(4)	$63,126	$65,363	$258,515	$264,140

(1)	Includes adjustments for straight-line rent related to lease terminations.

(2)
Reflects activity for the following properties acquired since January 1, 2014, for all periods presented: 229 West 43rd Street, 315 Park Avenue South, 116 Huntington Avenue, 650 California Street, and 221 Main Street.

(3)
Reflects activity for the following properties sold since January 1, 2014, for all periods presented: 1881 Campus Commons, 49% of the Market Square Buildings, 170 Park Avenue, 180 Park Avenue, 1580 West Nursery Road, Acxiom, Highland Landmark III, The Corridors III, 215 Diehl Road, 544 Lakeview, Bannockburn Lake III, 550 King Street, Robbins Road, Lenox Park Buildings, 9 Technology Drive, 7031 Columbia Gateway Drive, 200 South Orange, and 160 Park Avenue.

(4)	Includes 51% of the operations of Market Square for all periods presented.